Exhibit 8.3

February 27, 2006

Host Marriott, L.P. 6903 Rockledge Drive, Suite 1500 Bethesda, Maryland 20817

Ladies and Gentlemen:

You have requested our opinion concerning certain United States federal income tax matters in connection with Section 6.1(a) and Section 7.2(d) of the Master Agreement and Plan of Merger, dated as of November 14, 2005 (the “Merger Agreement”), among Host Marriott Corporation, a Maryland corporation (“Horizon”), Host Marriott, L.P., a Delaware limited partnership (“Horizon OP”), Horizon Supernova Merger Sub, LLC, a Maryland limited liability company (“REIT Merger Sub”), Horizon SLT Merger Sub, L.P., a Delaware limited partnership (“SLT Merger Sub”), Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (“Sun”), Starwood Hotels & Resorts, a Maryland real estate investment trust (the “Trust”), Sheraton Holding Corporation, a Nevada corporation (“SHC”), and SLT Realty Limited Partnership, a Delaware limited partnership (“SLT”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Merger Agreement.

Our opinion is based, in part, on various assumptions and on various factual representations made by Sun, the Trust, SLT, W&S Seattle Corp., a Delaware corporation (“Seattle”), and W&S Denver Corp., a Delaware corporation (“Denver”), including factual representations set forth in the registration statement on Form S-4 (No. 333-130249) filed by Horizon with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), as amended through the date hereof (the “Registration Statement”) (including the proxy statement/prospectus relating thereto), and in letters dated February 27, 2006 (collectively, the “Representation Letters”) delivered to us by Seattle, Denver and SLT. Our opinion is based on the assumption that all such factual representations will continue to be true and correct through the REIT Merger Effective Time. For purposes of our opinion, we have not made an independent investigation of the facts, factual representations and covenants set forth in the Registration Statement, the Representation Letters or any other document. We have assumed that all factual representations made by Sun, the Trust, SLT, Seattle and Denver to the best of the knowledge or belief of any person are true, correct and complete as if made without such qualification as to knowledge or belief. Our opinion is conditioned on the continuing accuracy and completeness of such facts, factual representations and covenants. Any change or inaccuracy in the facts, factual representations and covenants referred to, set forth, or assumed herein or in the Registration Statement or the Representation Letters may affect our conclusions set forth herein.

HOST MARRIOTT, L.P.
FEBRUARY 27, 2006

Our opinion is also based upon an examination of such other documents as we have deemed necessary or appropriate as a basis therefor. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies.

In rendering our opinion, we have also considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, administrative rulings and other applicable authorities, in each case as in effect on the date hereof. The statutory provisions, Treasury Regulations, decisions, rulings and other authorities on which this opinion is based are subject to change, and such changes could apply retroactively. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein.

This opinion should not be construed as or deemed to be a guaranty or insuring agreement. Opinions of counsel represent only counsel’s best legal judgment and are not binding on the Internal Revenue Service (“IRS”) or on any court. Accordingly, no assurance can be given that the IRS will not challenge the conclusions of the opinion set forth herein or that any such challenge will not be successful.

Based on and subject to the foregoing, and assuming that Horizon complies with its obligations pursuant to Section 2(j) of the Tax Sharing and Indemnification Agreement dated as of November 14, 2005, among Horizon, Horizon OP, REIT Merger Sub, SLT Merger Sub, Sun, the Trust, SHC and SLT, we are of the opinion that:

(i)    During the period commencing with its taxable year ending on December 31, 1998 through its taxable year ending on December 31, 2005, Seattle was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and Seattle’s proposed method of operation will enable Seattle to continue to meet the requirements for qualification and taxation as a REIT from January 1, 2006 through the REIT Merger Effective Time;

(ii)    During the period commencing with its taxable year ending on December 31, 1998 through its taxable year ending on December 31, 2005, Denver was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code and Denver’s proposed method of operation will enable Denver to continue to meet the requirements for qualification and taxation as a REIT from January 1, 2006 through the REIT Merger Effective Time; and

(iii)    Commencing with the date (for United States federal income tax purposes) of its formation, SLT has been and, through the REIT Merger Effective Time, will continue to be, classified as a partnership for United States federal income tax purposes and not as a

HOST MARRIOTT, L.P.
FEBRUARY 27, 2006

corporation, an association taxable as a corporation or a publicly traded partnership taxable as a corporation.

Other than as expressly stated above, we express no opinion on any issue relating to Sun, the Trust, SLT, Seattle or Denver, or to any investment therein or under any other law. Furthermore, the qualification of each of Seattle and Denver as a REIT will depend upon each of Seattle and Denver meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code and Treasury Regulations necessary for a corporation to qualify as a REIT. We will not review these operations and no assurance can be given that the actual operations of Seattle or Denver or any applicable affiliates will meet these requirements or the factual representations made to us with respect thereto.

We are furnishing this opinion to you solely in connection with Section 6.1(a) and Section 7.2(d) of the Merger Agreement and this opinion may not be relied upon by you for any other purpose, or (subject to the last paragraph herein) used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. The opinion herein is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

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To comply with certain Treasury Regulations, we inform you that (i) any United States federal tax advice contained in this opinion was written to support the promotion and marketing by others of the transactions or matters addressed herein, (ii) any United States federal tax advice contained in this opinion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding United States federal tax penalties that may be imposed on such person, and (iii) each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

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We consent to the filing of this opinion as Exhibit 8.3 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP